UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 8, 2014

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07    Submission of Matters to a Vote of Security Holders.

(a)	Annual Shareholders' Meeting.

The annual shareholders' meeting of Boise Cascade Company (the “Company”) was held on May 8, 2014. The matters submitted to a vote of the Company’s shareholders at the Company’s annual meeting are set forth in clause (b) below and are described in detail in the Company’s definitive proxy statement (the “Proxy Statement”).

(b)	Voting Results.
Proposal No. 1 - Election of Directors

Shareholders elected two Class I directors--Thomas E. Carlile and Duane C. McDougall--with terms expiring at the Company’s annual meeting in 2017. The final vote results with respect to each director nominee are set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas E. Carlile	33,535,429	254,198	457,169	2,788,712
Duane C. McDougall	24,429,514	9,360,113	457,169	2,788,712

Proposal No. 2 - Advisory Vote on the Frequency of the Advisory Vote regarding the Company’s Executive Compensation Program

The final voting results for the nonbinding advisory vote on the frequency of future votes regarding executive compensation are set forth below:

Annual	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
32,057,142	41,163	1,651,235	497,256	2,788,712

Proposal No. 3 - Advisory Approval of the Company’s Executive Compensation Program

The nonbinding advisory proposal to approve the compensation of our named executive officers as described in the Proxy Statement was approved. The related final voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
33,599,765	149,096	497,935	2,788,712
Proposal No. 4 - Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2014

Shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2014. The related final voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
36,488,843	82,349	464,316	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: May 12, 2014